Exhibit 99.1

DocuSign Announces Second Quarter Fiscal 2019 Financial Results

San Francisco – September 5, 2018 – DocuSign (NASDAQ: DOCU), which offers the world’s #1 eSignature solution as part of its broader platform for automating the agreement process, today announced results for its fiscal quarter ended July 31, 2018.

“We had a strong second quarter, driven by 35% year-over-year growth in subscription revenue. We added more than 25,000 customers, bringing our customer base to almost 430,000 worldwide," said Dan Springer, CEO of DocuSign. "And this week, we also closed our previously-announced acquisition of SpringCM, which accelerates our vision to modernize the world’s Systems of Agreement—all the way from preparing to signing, acting-on, and managing agreements. With SpringCM, we have a broader set of products to sell, additional technologies to commercialize and a team whose experience complements ours almost perfectly.”

Second Quarter Financial Highlights

▪
Total revenue was $167.0 million, an increase of 33% year-over-year. Subscription revenue was $158.5 million, an increase of 35% year-over-year. Professional services and other revenue was $8.6 million, an increase of 7% year-over-year.

▪	Billings were $172.2 million, an increase of 32% year-over-year.

▪	GAAP gross margin was 78%, compared to 77% in the same period last year. Non-GAAP gross margin was 81% compared to 79% in the same period last year.

▪
GAAP net loss per basic and diluted share was $0.22 in the second quarter of fiscal 2019 on 166 million shares outstanding compared to GAAP net loss per share of $0.39 in the second quarter of fiscal 2018 on 32 million shares outstanding.

▪
Non-GAAP net income per diluted share was $0.03 in the second quarter of fiscal 2019 based on 191 million shares outstanding compared to a non-GAAP net loss per share of $0.05 in the second quarter of fiscal 2018 based on 32 million shares outstanding.

▪	Net cash provided by operating activities was $22.7 million, compared to $12.1 million in the same period last year.

▪	Free cash flow was $18.4 million in the second quarter of fiscal 2019 compared to free cash flow of $7.8 million in the same period last year.

▪	Cash, cash equivalents and restricted cash was $819.2 million at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights

▪
SpringCM Inc. Acquisition. The company signed a definitive agreement to acquire Spring CM Inc. for approximately $220 million in cash, subject to adjustment, on July 31, 2018. The acquisition was completed on September 4, 2018.

▪
Board and Management Transitions. Effective August 29, 2018, three new directors joined DocuSign’s board: former GoDaddy CEO Blake Irving, Docker chairman and CEO Steve Singh, and IBM Watson business unit GM Inhi Cho Suh, replacing Scott Darling, Rory O'Driscoll and Jonathan Roberts. As part of this planned transition, DocuSign founder Tom Gonser, and current chairman Keith Krach will leave their board roles on December 31, 2018 and January 1, 2019, respectively. In addition, Neil Hudspith notified us that after six years of leading DocuSign’s sales and customer operations, he intends to retire from his role as President, Worldwide Field Operations at the end of this fiscal year.

Outlook

▪	Quarter ending October 31, 2018* (in millions, except percentages):

Total revenue	$172	to	$175
Billings	$169	to	$179
Non-GAAP gross margin	78%	to	81%
Non-GAAP sales and marketing	50%	to	52%
Non-GAAP research and development	17%	to	19%
Non-GAAP general and administrative	11%	to	13%
Other expense	<$0.5
Provision for income taxes	$0.75
Non-GAAP diluted weighted-average shares outstanding	190	to	195

▪	Year ending January 31, 2019* (in millions, except percentages):

Total revenue	$683	to	$688
Billings	$732	to	$752
Non-GAAP gross margin	78%	to	81%
Non-GAAP sales and marketing	50%	to	52%
Non-GAAP research and development	17%	to	19%
Non-GAAP general and administrative	11%	to	13%
Other expense	<$2
Provision for income taxes	$3
Non-GAAP diluted weighted-average shares outstanding	160	to	165
*These guidance ranges include estimated revenue contributions from SpringCM of $2 to $4 million in the third quarter of fiscal 2019 and $7 to $9 million in fiscal 2019 and operating losses of $5 to $7 million in the third quarter of fiscal 2019 and $9 to $12 million in fiscal 2019, including $3 to $4 million of one-time integration costs.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast Conference Call Information

The company will host a conference call on September 5, 2018 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at docusign.com/investors. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) September 19, 2018 using the passcode 13682692.

About DocuSign

DocuSign (Nasdaq: DOCU) helps organizations become more agree-able by connecting and automating how they prepare, sign, act-on, and manage agreements. As part of our System of Agreement (SofA) platform, we offer DocuSign eSignature—the world’s #1 way to sign electronically on practically any device, from anywhere, at any time. Almost 430,000 customers and hundreds of millions of users worldwide already use DocuSign to accelerate the process of doing business and simplify people’s lives.

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to the benefits of the acquisition of SpringCM and our ability to develop our System of Agreement platform and deliver product innovation. They also include statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities.

Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “could,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to successfully integrate SpringCM's operations; our ability to implement our plans, forecasts and other expectations with respect to SpringCM's business; our ability to realize the anticipated benefits of acquisition of SpringCM, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; disruption from the acquisition making it more difficult to maintain business and operational relationships; the negative effects of consummation of the acquisition on the market price of our common stock or on our operating results; unknown liabilities from the acquisition; our ability to sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change, increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly report on Form 10-Q for the quarter ended April 30, 2018 and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, amortization of acquisition-related intangibles and, as applicable, other special items. We believe it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. We also view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Free cash flows: We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except share and per share data)	2018	2017	2018	2017
Revenue:
Subscription	$158,461	$117,553	$306,659	$224,400
Professional services and other	8,583	7,990	16,193	14,641
Total revenue	167,044	125,543	322,852	239,041
Cost of revenue:
Subscription	23,057	20,040	55,495	39,333
Professional services and other	13,304	8,418	39,160	16,249
Total cost of revenue	36,361	28,458	94,655	55,582
Gross profit	130,683	97,085	228,197	183,459
Operating expenses:
Sales and marketing	103,779	68,943	294,864	133,634
Research and development	33,773	23,767	104,643	46,475
General and administrative	30,851	18,156	133,968	36,395
Total expenses	168,403	110,866	533,475	216,504
Loss from operations	(37,720)	(13,781)	(305,278)	(33,045)
Interest expense	(47)	(169)	(240)	(320)
Interest and other income, net	2,998	2,034	770	1,924
Loss before provision for (benefit from) income taxes	(34,769)	(11,916)	(304,748)	(31,441)
Provision for (benefit from) income taxes	1,945	121	2,653	(22)
Net loss	$(36,714)	$(12,037)	$(307,401)	$(31,419)
Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.39)	$(3.01)	$(1.05)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	166,083,686	31,638,340	102,284,494	30,715,624

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$1,588	$231	$11,543	$469
Cost of revenue—professional services	2,822	254	18,867	489
Sales and marketing	16,791	2,883	129,272	5,588
Research and development	7,359	1,288	54,627	2,679
General and administrative	11,605	3,856	95,650	7,693

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share data)	July 31, 2018	January 31, 2018
Assets
Current assets
Cash and cash equivalents	$818,795	$256,867
Restricted cash	367	569
Accounts receivable	108,365	123,750
Contract assets—current	13,760	14,260
Prepaid expense and other current assets	26,776	23,349
Total current assets	968,063	418,795
Property and equipment, net	60,415	63,019
Goodwill	35,369	37,306
Intangible assets, net	10,139	14,148
Deferred contract acquisition costs—noncurrent	86,199	75,535
Other assets—noncurrent	9,513	11,170
Total assets	$1,169,698	$619,973
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$16,653	$23,713
Accrued expenses	18,368	15,734
Accrued compensation	51,212	50,852
Contract liabilities—current	289,724	270,188
Deferred rent—current	1,872	1,758
Other liabilities—current	11,761	11,574
Total current liabilities	389,590	373,819
Contract liabilities—noncurrent	7,703	7,736
Deferred rent—noncurrent	22,633	23,044
Deferred tax liability—noncurrent	2,499	2,511
Other liabilities—noncurrent	3,803	4,010
Total liabilities	426,228	411,120
Redeemable convertible preferred stock	—	547,501
Stockholders’ equity (deficit)
Preferred stock	—	—
Common stock	16	4
Additional paid-in capital	1,555,185	160,265
Accumulated other comprehensive (loss) income	(2,010)	3,403
Accumulated deficit	(809,721)	(502,320)
Total stockholders’ equity (deficit)	743,470	(338,648)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,169,698	$619,973

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(36,714)	$(12,037)	$(307,401)	$(31,419)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	7,081	7,699	15,681	15,385
Amortization of deferred contract acquisition and fulfillment costs	9,900	7,278	19,146	14,291
Stock-based compensation expense	40,165	8,512	309,959	16,918
Deferred income taxes	(6)	13	(12)	—
Other	(3,100)	(1,023)	(875)	(1,826)
Changes in operating assets and liabilities
Accounts receivable	(4,237)	1,531	15,385	13,108
Contract assets	(1,397)	(937)	1,149	(975)
Prepaid expenses and other current assets	3,113	4,914	(3,406)	(656)
Deferred contract acquisition and fulfillment costs	(18,013)	(10,827)	(30,339)	(20,199)
Other assets	895	(1,052)	1,335	(168)
Accounts payable	2,184	(4,146)	(5,034)	(6,271)
Accrued expenses	(996)	529	2,306	(517)
Accrued compensation	17,307	4,148	360	(4,980)
Contract liabilities	6,892	6,109	19,503	19,136
Deferred rent	(168)	2,138	(297)	(64)
Other liabilities	(211)	(751)	228	(362)
Net cash provided by operating activities	22,695	12,098	37,688	11,401
Cash flows from investing activities:
Purchases of property and equipment	(4,336)	(4,319)	(10,520)	(11,089)
Proceeds from sale of business held for sale	—	467	—	467
Net cash used in investing activities	(4,336)	(3,852)	(10,520)	(10,622)
Cash flows from financing activities:
Proceeds from issuance of common stock in initial public offering, net of underwriting commissions	529,305	—	529,305	—
Proceeds from the exercise of stock options	2,503	7,679	10,318	13,509
Payment of deferred offering costs	(1,328)	—	(3,522)	—
Net cash provided by financing activities	530,480	7,679	536,101	13,509
Effect of foreign exchange on cash, cash equivalents and restricted cash	527	1,659	(1,543)	2,143
Net increase in cash, cash equivalents and restricted cash	549,366	17,584	561,726	16,431
Cash, cash equivalents and restricted cash at beginning of period	269,796	190,091	257,436	191,244
Cash, cash equivalents and restricted cash at end of period	$819,162	$207,675	$819,162	$207,675

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2018	2017	2018	2017
GAAP gross profit	$130,683	$97,085	$228,197	$183,459
Add: Stock-based compensation	4,410	485	30,410	958
Add: Amortization of acquisition-related intangibles	1,003	1,691	2,671	3,388
Non-GAAP gross profit	$136,096	$99,261	$261,278	$187,805
GAAP gross margin	78%	77%	71%	77%
Non-GAAP adjustments	3%	2%	10%	2%
Non-GAAP gross margin	81%	79%	81%	79%

GAAP subscription gross profit	$135,404	$97,513	$251,164	$185,067
Add: Stock-based compensation	1,588	231	11,543	469
Add: Amortization of acquisition-related intangibles	1,003	1,691	2,671	3,388
Non-GAAP subscription gross profit	$137,995	$99,435	$265,378	$188,924
GAAP subscription gross margin	85%	83%	82%	82%
Non-GAAP adjustments	2%	2%	5%	2%
Non-GAAP subscription gross margin	87%	85%	87%	84%

GAAP professional services and other gross loss	$(4,721)	$(428)	$(22,967)	$(1,608)
Add: Stock-based compensation	2,822	254	18,867	489
Non-GAAP professional services and other gross loss	$(1,899)	$(174)	$(4,100)	$(1,119)
GAAP professional services and other gross loss	(55)%	(5)%	(142)%	(11)%
Non-GAAP adjustments	33%	3%	117%	3%
Non-GAAP professional services and other gross loss	(22)%	(2)%	(25)%	(8)%

Reconciliation of operating expenses:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2018	2017	2018	2017
GAAP sales and marketing	$103,779	$68,943	$294,864	$133,634
Less: Stock-based compensation	(16,791)	(2,883)	(129,272)	(5,588)
Less: Amortization of acquisition-related intangibles	(765)	(665)	(1,530)	(1,505)
Non-GAAP sales and marketing	$86,223	$65,395	$164,062	$126,541
GAAP sales and marketing as a percentage of revenue	62%	55%	91%	56%
Non-GAAP sales and marketing as a percentage of revenue	52%	52%	51%	53%

GAAP research and development	$33,773	$23,767	$104,643	$46,475
Less: Stock-based compensation	(7,359)	(1,288)	(54,627)	(2,679)
Non-GAAP research and development	$26,414	$22,479	$50,016	$43,796
GAAP research and development as a percentage of revenue	20%	19%	33%	19%
Non-GAAP research and development as a percentage of revenue	16%	18%	15%	18%

GAAP general and administrative	$30,851	$18,156	$133,968	$36,395
Less: Stock-based compensation	(11,605)	(3,856)	(95,650)	(7,693)
Non-GAAP general and administrative	$19,246	$14,300	$38,318	$28,702
GAAP general and administrative as a percentage of revenue	19%	14%	42%	16%
Non-GAAP general and administrative as a percentage of revenue	12%	11%	12%	12%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2018	2017	2018	2017
GAAP operating loss	$(37,720)	$(13,781)	$(305,278)	$(33,045)
Add: Stock-based compensation	40,165	8,512	309,959	16,918
Add: Amortization of acquisition-related intangibles	1,768	2,356	4,201	4,893
Non-GAAP operating income (loss)	$4,213	$(2,913)	$8,882	$(11,234)
GAAP operating margin	(23)%	(11)%	(95)%	(14)%
Non-GAAP adjustments	26%	9%	98%	9%
Non-GAAP operating margin (loss)	3%	(2)%	3%	(5)%

Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2018	2017	2018	2017
GAAP net loss	$(36,714)	$(12,037)	$(307,401)	$(31,419)
Add: Stock-based compensation	40,165	8,512	309,959	16,918
Add: Amortization of acquisition-related intangibles	1,768	2,356	4,201	4,893
Non-GAAP net income (loss)	$5,219	$(1,169)	$6,759	$(9,608)

Numerator:
Non-GAAP net income (loss)	$5,219	$(1,169)	$6,759	$(9,608)
Less: preferred stock accretion	—	(366)	(353)	(721)
Less: net income allocated to participating securities	—	—	(2,085)	—
Non-GAAP net income (loss) attributable to common stockholders	$5,219	$(1,535)	$4,321	$(10,329)

Denominator:
Weighted-average common shares outstanding, basic	166,084	31,638	102,284	30,716
Effect of dilutive securities	25,339	—	24,586	—
Non-GAAP weighted-average common shares outstanding, diluted	191,423	31,638	126,870	30,716

GAAP net loss per share, basic and diluted	$(0.22)	$(0.39)	$(3.01)	$(1.05)
Non-GAAP net income (loss) per share, basic	0.03	(0.05)	0.04	(0.34)
Non-GAAP net income (loss) per share, diluted	0.03	(0.05)	0.03	(0.34)

Computation of free cash flow:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2018	2017	2018	2017
Net cash provided by operating activities	$22,695	$12,098	$37,688	$11,401
Less: purchase of property and equipment	(4,336)	(4,319)	(10,520)	(11,089)
Non-GAAP free cash flow	$18,359	$7,779	$27,168	$312

Computation of billings:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2018	2017	2018	2017
Revenue	$167,044	$125,543	$322,852	$239,041
Add: Contract liabilities and refund liability, end of period	300,426	214,405	300,426	214,405
Less: Contract liabilities and refund liability, beginning of period	(293,667)	(208,882)	(282,943)	(195,501)
Add: Contract assets and unbilled accounts receivable, beginning of period	14,555	10,400	16,899	10,095
Less: Contract assets and unbilled accounts receivable, end of period	(16,196)	(11,381)	(16,196)	(11,381)
Non-GAAP billings	$172,162	$130,085	$341,038	$256,659